As filed with the Securities and Exchange Commission on April 30, 2009

Registration No. 333-139517

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KREISLER MANUFACTURING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-1047792
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kreisler Manufacturing Corporation

180 Van Riper Avenue

Elmwood Park, NJ 07407

(Address of Principal Executive Offices; Zip Code)

KREISLER MANUFACTURING CORPORATION

1997 STOCK OPTION PLAN

(Full title of the plan)

Edward A. Stern

Co-President and Chief Financial Officer

180 Van Riper Avenue

Elmwood Park, NJ 07407

(201) 791-0700

(Name and address of agent for service; telephone number, including area code, of agent for service)

Copies to:

Jane K. Storero, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

(215) 569-5500

This Post-Effective Amendment No. 1 to Registration Statement No. 333-139517 on Form S-8 filed with the Securities and Exchange Commission on December 20, 2006 is being filed for the purpose of deregistering under the Securities Act of 1933, as amended, 124,000 shares of common stock of Kreisler Manufacturing Corporation issuable pursuant to the Kreisler Manufacturing Corporation 1997 Stock Option Plan (the “Plan”). 34,667 shares of the 158,667 shares of common stock registered on the above-referenced Registration Statement, were issued pursuant to the Plan.

Item 8.	Exhibits

The following exhibit has been previously filed and is incorporated herein by reference.

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to the Signature Page to Kreisler Manufacturing Corporation’s Registration on Form S-8 (File No. 333-139517) filed with the Securities and Exchange Commission on December 20, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Elmwood Park, New Jersey on April 30, 2009.

KREISLER MANUFACTURING CORPORATION

By:	/s/ Michael D. Stern
Michael D. Stern,
Co-President and Chief Executive Officer
(Duly Authorized Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
*	Co-President, Chief Executive Officer and a Director (Principal Executive Officer)	April 30, 2009
Michael D. Stern

/s/Edward A. Stern	Co-President and Chief Financial Officer (Principal Financial Officer)	April 30, 2009
Edward A. Stern

*	Chairman of the Board of Directors	April 30, 2009
Wallace N. Kelly

*	Director	April 30, 2009
John W. Poling

*	Director	April 30, 2009
Ronald Nussle, Jr.

Director
Richard T. Swope

*By:	/s/ Edward A. Stern
Edward A. Stern, Attorney-in-Fact

Exhibit Index

Exhibit No.	Description
24.1	Power of Attorney (incorporated by reference to the Signature Page to Kreisler Manufacturing Corporation’s Registration on Form S-8 (File No. 333-139517) filed with the Securities and Exchange Commission on December 20, 2006)